                                                        EXHIBIT 11
                                                        PAGE 1 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1995





                                             Primary          Fully Diluted


Net income                                 $  51,694           $     51,694


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                            --                  1,523
                                           _________             __________

Adjusted net income                        $  51,694           $     53,217


Weighted average common shares outstanding    25,305                 25,305


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                       --                   1,408


Additional shares outstanding upon assumed
exercise of stock options                        65                      65
                                           ________             ___________

Adjusted weighted average
shares outstanding                           25,370                  26,778
                                           ========             ===========

Earnings per share                         $   2.04               $    1.99
                                           ========             ===========

                                                        EXHIBIT 11
                                                        PAGE 2 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1994





                                             Primary          Fully Diluted


Net income                                  $ 46,472            $ 46,472


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                            --               1,839
                                             _______             _______

Adjusted net income                         $ 46,472            $ 48,311


Weighted average common shares outstanding    26,031              26,031


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                        --               1,699


Additional shares outstanding upon assumed
exercise of stock options                         65                  65
                                            ________             _______

Adjusted weighted average
shares outstanding                            26,096              27,795
                                            ========             =======

Earnings per share                        $     1.78          $     1.74
                                            ========             =======
                                       15

                                                        EXHIBIT 11
                                                        PAGE 3 OF 3


                        OLD NATIONAL BANCORP
           STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
            ($ AND SHARES IN THOUSANDS EXCEPT PER SHARE)


                                1993





                                              Primary          Fully Diluted


Net income                                    $ 48,032         $ 48,032


Interest expense foregone on assumed
conversion of 8% convertible subordinated
debentures, net of tax                              --            1,936
                                               _______          _______

Adjusted net income                           $ 48,032         $ 49,968


Weighted average common shares outstanding      26,029           26,029


Additional shares outstanding upon assumed
conversion of 8% convertible subordinated
debentures                                          --            1,789


Additional shares outstanding upon assumed
exercise of stock options                           65               65
                                              --------          -------

Adjusted weighted average
shares outstanding                              26,094           27,883
                                              ========          =======

Earnings per share                            $   1.84         $   1.79
                                              ========          =======

                                       16